UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2025

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2025, SkyWest, Inc. (the “Company”) held its annual meeting of shareholders, at which the Company’s shareholders considered and voted on the items described below:

1.	The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified, based upon the following votes:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
James L. Welch	33,114,910	1,176,458	20,523	2,096,631
Russell A. Childs	33,876,626	422,958	12,307	2,096,631
Smita Conjeevaram	33,716,481	569,661	25,749	2,096,631
Derek J. Leathers	33,410,237	880,143	21,511	2,096,631
Meredith S. Madden	33,412,374	869,892	29,625	2,096,631
Ronald J. Mittelstaedt	33,176,877	1,116,159	18,855	2,096,631
Keith E. Smith	30,191,113	4,101,339	19,439	2,096,631

2.	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based upon the following votes:

Votes for approval	33,416,415
Votes against	856,035
Abstentions	39,441
Broker Non-Votes	2,096,631

3.	The Company’s shareholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025, based upon the following votes:

Votes for approval	35,841,929
Votes against	541,146
Abstentions	25,447

4.	The Company’s shareholders did not approve the shareholder proposal described in the Company’s Proxy Statement, based upon the following votes:

Votes for approval	9,856,009
Votes against	24,340,598
Abstentions	115,284
Broker Non-Votes	2,096,631

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 8, 2025	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer